NOTICE OF GUARANTEED DELIVERY

to

Tender Shares of Common Stock

of

Genencor International, Inc.

(Not to be Used for Signature Guarantees)

The Offer and withdrawal rights expire at 5:00 p.m., New York City Time, on March 16, 2005, unless extended.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates ("Certificates") evidencing shares of common stock, par value $0.01 per share, of Genencor International, Inc., a Delaware corporation (the "Shares"), are not immediately available, (ii) if the procedure for delivery by book-entry transfer cannot be completed prior to the Expiration Date (as defined in the Offer to Purchase), or (iii) if time will not permit all required documents to reach the Depositary prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See "The Tender Offer — Procedure for Tendering Shares" of the Offer to Purchase.

The Depositary for the Offer is:

Deutsche Bank Trust Company Americas

By Hand: Deutsche Bank Trust Company Americas c/o Depository Trust Clearing Corporation 55 Water Street, 1st floor Jeanette Park Entrance New York, NY 10041	By Mail: DB Services Tennessee, Inc. Reorganization Unit P.O. Box 292737 Nashville, TN 37229-2737 Attention: Shalini Kumar Karl Shepherd
By Overnight mail or Courier: DB Services Tennessee, Inc. Trust and Security Services Reorganization Unit 684 Grassmere Park Road Nashville, TN 37211 Attention: Shalini Kumar Karl Shepherd	By Facsimile: (615) 835-3701 (For Eligible Institution Only)
Confirm by Telephone: (615) 835-3572

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission of instructions via a facsimile transmission other than as set forth above, will not constitute a valid delivery.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution," such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in "The Tender Offer — Procedure for Tendering Shares") and Certificates representing the Shares to the Depositary within the time period specified herein. Failure to do so could result in financial loss to the Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to DH Subsidiary Inc., a Delaware corporation and a wholly owned subsidiary of Danisco A/S, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 15, 2005 (the "Offer to Purchase"), and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described under "The Tender Offer — Procedure for Tendering Shares" in the Offer to Purchase.

Number of Shares: ______________________________________________________________

Please Type or Print

Share Certificate Number(s) (if available): ____________________________________________

Please check this box is Shares will be tendered by book-entry transfer:

Account Number: ______________________________________________________________

Date: ______________________________________________________________________

Name of Record holder(s): ________________________________________________________

Address: ____________________________________________________________________

Telephone. No.: ________________________________________________________________

Signature(s): __________________________________________________________________

Dated: ______________________________________________________________________

GUARANTEE

(Not to be Used for Signature Guarantees)

The undersigned, a firm that is a member in the Security Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Program, the Stock Exchange Medallion Program or any other "Eligible Guarantor Institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"), guarantees to deliver to the Depositary, at one of its addresses set forth above, either Certificates evidencing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any other required documents, all within three New York Stock Exchange, Inc. trading days after the Expiration Date.

Name of Firm: ________________________________________________________________

Authorized Signature: __________________________________________________________

Name: ______________________________________________________________________

Please Type or Print

Title: ________________________________________________________________________

Address: ____________________________________________________________________

Zip Code: ____________________________________________________________________

Telephone No.: ________________________________________________________________

Dated: ______________________________________________________________________

NOTE:

DO NOT SEND SHARES WITH THIS FORM; SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE DEPOSITARY WITHIN THREE NEW YORK STOCK EXCHANGE, INC. TRADING DAYS AFTER THE EXPIRATION DATE.